EXHIBIT 5

                                 BRYAN CAVE LLP
                                245 PARK AVENUE
                         NEW YORK, NEW YORK 10167-0034
                                 (212) 692-1800
                           FACSIMILE: (212) 692-1900

ROBERT H. COHEN                                                 (212) 692-1843
                                                            rhc@bryancavellp.com

                               September 10, 1996



Cytoclonal Pharmaceutics Inc.
9000 Harry Hines Boulevard
Dallas, Texas  75235

       Re: Registration Statement on Form S-8

Gentlemen:

       We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the Cytoclonal Pharmaceutics Inc. 1996 Stock Option Plan (the "Plan") of an aggregate of 750,000 shares of your common stock, $.01 par value (the "Common Stock").

       We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

       Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the Common Stock, when issued in the manner described in the Plan will be validly issued, fully paid and non-assessable.

       We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /S/ BRYAN CAVE LLP